Exhibit 99.1

Checkpoint Therapeutics Files to Become a Public Reporting Company

New York, NY – September 8, 2015 – Checkpoint Therapeutics, Inc. (“Checkpoint”), a Fortress Biotech Company, (NASDAQ: FBIO) announced that it filed a registration statement on Form 10 with the Securities and Exchange Commission (SEC) under the Securities Exchange Act of 1934 for the purpose of becoming a reporting company.

The Form 10 registration statement is posted on the SEC’s website at www.sec.gov under the name of Checkpoint Therapeutics, Inc.

About Checkpoint Therapeutics

Checkpoint Therapeutics, Inc. (“Checkpoint”), a Fortress Biotech Company, is an innovative, immuno-oncology biopharmaceutical company focused on the acquisition, development and commercialization of novel, non-chemotherapy, immune-enhanced combination treatments for patients with solid tumor cancers. Checkpoint aims to acquire rights to these technologies by licensing the rights or otherwise acquiring an ownership interest in the technologies, funding their research and development and eventually either out-licensing or bringing the technologies to market. Currently Checkpoint is developing a portfolio of fully human immuno-oncology targeted antibodies generated in the laboratory of Dr. Wayne Marasco, MD, PhD, a professor in the Department of Cancer Immunology and AIDS at the Dana-Farber Cancer Institute. The portfolio of antibodies Checkpoint licensed from Dana-Farber includes antibodies targeting Programmed death-ligand 1 (“PD-L1”), Glucocorticoid-induced TNFR related protein (“GITR”) and carbonic anhydrase IX (“CAIX”). We plan to develop these novel immuno-oncology and checkpoint inhibitor antibodies on their own and in combination with each other, as data suggests that combinations of these targets may work synergistically together. Additionally, we will seek to add additional immuno-oncology drugs as well as other targeted therapies to create wholly-owned proprietary combinations that leverage the immune system and other complimentary mechanisms. To date, we have licensed a small molecule inhibitor of epidermal growth factor receptor (“EGFR”) mutations from NeuPharma, Inc. Clinical trials are expected to start in the first half of 2016 for our EGFR inhibitor and the second half of 2016 for one or more of the Dana-Farber Antibodies. Checkpoint is headquartered in New York City. For more information, visit www.checkpointtx.com.

About Fortress Biotech

Fortress Biotech, Inc. (“Fortress” or “the Company”) is a biopharmaceutical company dedicated to acquiring, developing and commercializing novel pharmaceutical and biotechnology products. Fortress plans to develop and commercialize products that it acquires both directly as well as indirectly by establishing subsidiary companies, also known as Fortress Companies. The Company intends to leverage its biopharmaceutical business expertise and drug development capabilities to help the Fortress Companies achieve their goals. Additionally, the Company intends to provide funding and management services to each of the Fortress Companies and from time to time the Company and the Fortress Companies will seek licensing, partnerships, joint ventures, and/or public and private financings to accelerate and provide additional funding to support their research and development programs. For more information, visit www.fortressbiotech.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: risks related to our growth strategy; risks relating to the results of research and development activities; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; uncertainties relating to preclinical and clinical testing; our dependence on third-party suppliers; our ability to attract, integrate, and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Jaclyn Jaffe

Checkpoint Therapeutics, Inc.

781-652-4500; ir@checkpointtx.com